Exhibit 99.1
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Overview
On April 27, 2018, Pitney Bowes Inc. (the Registrant) entered into an Asset Purchase Agreement (the Purchase Agreement) with Stark Acquisition Corporation (the Purchaser), an affiliate of Platinum Equity, LLC, pursuant to which the Registrant agreed to sell its Document Messaging Technologies production mail business and supporting software (DMT). On July 2, 2018 (the Closing Date), the Registrant completed the sale of DMT (the Disposition), other than in certain non-U.S. jurisdictions, to the Purchaser. The sales of the DMT businesses in the non-U.S. jurisdictions are expected to close in the third and early fourth quarters, subject to local regulatory requirements. As a result of the Disposition, the historical operations of DMT will be presented as discontinued operations in the Registrant's financial statements.

Unaudited Pro Forma Consolidated Financial Information
The following unaudited pro forma consolidated financial information (Pro Forma Information) has been derived from the Registrant's historical consolidated financial statements and reflects certain assumptions and adjustments that management believes are reasonable under the circumstances and given the information available at this time. The Pro Forma Information reflects other adjustments that, in the opinion of management, are necessary to present fairly the pro forma financial position and results of operations as of March 31, 2018 and for the three months ended March 31, 2018 and year ended December 31, 2017. The Pro Forma Information is provided for informational purposes only and is not intended to represent or be indicative of what the Registrant's financial position or results of operations would have been had the disposition occurred on March 31, 2018 for the unaudited pro forma consolidated balance sheet and as of January 1, 2017 for the unaudited pro forma consolidated statements of income, nor is it indicative of its future financial position or results of operations. The Pro Forma Information should be read in conjunction with the Registrant's historical consolidated financial statements and accompanying notes.
The following is a brief description of the amounts reported under each of the column headings in the Pro Forma Information:

Historical
This column represents the Registrant's historical financial statements for the periods presented and does not reflect any adjustments related to the Disposition.

The historical consolidated balance sheet as of March 31, 2018 and the consolidated statement of income for the three months ended March 31, 2018 were derived from the Registrant's unaudited interim consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. The historical consolidated statements of income for each of the years ended December 31, 2017, 2016 and 2015 were derived from the Registrant's audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2017.

Discontinued Operations
This column represents the elimination of the historical assets and liabilities of DMT from the Registrant's historical consolidated balance sheet as of March 31, 2018 and the results of operations of DMT from the Registrant's historical consolidated statements of income for the three months ended March 31, 2018 and years ended December 31, 2017, 2016 and 2015.

Continuing Operations
This column represents the Registrant's financial position and results of operations after the adjustments to reflect the Disposition.

Pro Forma Adjustments
This column gives effect to the cash proceeds received from the Disposition, the payment of transaction costs and taxes, and the Registrant's intention to redeem all of the outstanding 6.25% Notes due March 2019 (the Notes) using the majority of proceeds from the Disposition.
The pro forma adjustments are based on available information and assumptions that management believes reasonably reflects the impact of the Disposition, are factually supportable, and for purposes of the pro forma consolidated statements of income, are expected to have a continuing impact on the Registrant. The pro forma adjustments do not reflect future events that may occur after the Disposition, including the realization of any cost savings. Additional information about the pro forma adjustments can be found in the Notes to Unaudited Pro Forma Consolidated Financial Information.

Pitney Bowes Inc.
Consolidated Balance Sheet
As of March 31, 2018
(Unaudited; in thousands, except share and per share amounts)

	Historical	Discontinued Operations	Continuing Operations	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$719,875	$—	$719,875	$(41,564)	(a)	$678,311
Short-term investments	55,603	—	55,603	—		55,603
Accounts receivable, net	488,028	93,274	394,754	—		394,754
Short-term finance receivables, net	792,802	—	792,802	—		792,802
Inventories	96,224	50,742	45,482	—		45,482
Current income taxes	42,274	—	42,274	—		42,274
Other current assets and prepayments	94,227	5,560	88,667	—		88,667
Total current assets	2,289,033	149,576	2,139,457	(41,564)		2,097,893
Property, plant and equipment, net	386,977	3,237	383,740	—		383,740
Rental property and equipment, net	182,727	1,502	181,225	—		181,225
Long-term finance receivables, net	640,987	—	640,987	—		640,987
Goodwill	1,965,984	179,463	1,786,521	—		1,786,521
Intangible assets, net	261,318	—	261,318	—		261,318
Noncurrent income taxes	61,367	—	61,367	—		61,367
Other assets	531,225	484	530,741	—		530,741
Total assets	$6,319,618	$334,262	$5,985,356	$(41,564)		$5,943,792

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,375,166	$31,863	$1,343,303	$(781)	(b)	$1,342,522
Current income taxes	9,457	—	9,457	—		9,457
Current portion of long-term obligations	327,429	—	327,429	(299,736)	(c)	27,693
Advance billings	292,174	49,600	242,574	—		242,574
Total current liabilities	2,004,226	81,463	1,922,763	(300,517)		1,622,246
Deferred taxes on income	239,472	—	239,472	—		239,472
Tax uncertainties and other income tax liabilities	112,520	—	112,520	—		112,520
Long-term debt	3,248,713	—	3,248,713	—		3,248,713
Other noncurrent liabilities	499,794	5,564	494,230	—		494,230
Total liabilities	6,104,725	87,027	6,017,698	(300,517)		5,717,181

Stockholders' equity:
Cumulative preferred stock, $50 par value, 4% convertible	1	—	1	—		1
Cumulative preference stock, no par value, $2.12 convertible	422	—	422	—		422
Common stock, $1 par value (480,000,000 shares authorized; 323,337,912 shares issued)	323,338	—	323,338	—		323,338
Additional paid-in capital	119,647	—	119,647	—		119,647
Retained earnings	5,235,874	247,235	4,988,639	258,953	(d)	5,247,592
Accumulated other comprehensive loss	(771,995)	—	(771,995)	—		(771,995)
Treasury stock, at cost (136,194,172 shares)	(4,692,394)	—	(4,692,394)	—		(4,692,394)
Total Pitney Bowes Inc. stockholders’ equity	214,893	247,235	(32,342)	258,953		226,611
Total liabilities and stockholders’ equity	$6,319,618	$334,262	$5,985,356	$(41,564)		$5,943,792

Pitney Bowes Inc.
Consolidated Statement of Income
For the Three Months Ended March 31, 2018
(Unaudited; in thousands, except share and per share amounts)

	Historical	Discontinued Operations	Continuing Operations	Pro Forma Adjustments		Pro Forma
Revenue:
Equipment sales	$155,808	$45,437	$110,371	$—		$110,371
Supplies	65,374	5,381	59,993	—		59,993
Software	81,616	5,322	76,294	—		76,294
Rentals	95,280	654	94,626	—		94,626
Financing	80,103	—	80,103	—		80,103
Support services	118,463	45,440	73,023	—		73,023
Business services	386,538	—	386,538	—		386,538
Total revenue	983,182	102,234	880,948	—		880,948
Costs and expenses:
Cost of equipment sales	78,751	32,697	46,054	—		46,054
Cost of supplies	21,147	4,200	16,947	—		16,947
Cost of software	25,353	1,298	24,055	—		24,055
Cost of rentals	24,596	542	24,054	—		24,054
Financing interest expense	12,225	—	12,225	—		12,225
Cost of support services	75,572	32,445	43,127	—		43,127
Cost of business services	297,399	—	297,399	—		297,399
Selling, general and administrative	312,108	16,670	295,438	—		295,438
Research and development	32,784	2,462	30,322	—		30,322
Restructuring charges and asset impairments, net	1,021	117	904	—		904
Other components of net pension and post retirement costs	(1,719)	—	(1,719)	—		(1,719)
Interest expense, net	30,853	—	30,853	(4,756)	(e)	26,097
Total costs and expenses	910,090	90,431	819,659	(4,756)		814,903
Income from continuing operations before income taxes	73,092	11,803	61,289	4,756		66,045
Provision for income taxes	19,579	3,316	16,263	1,071	(f)	17,334
Net income from continuing operations	$53,513	$8,487	$45,026	$3,685		$48,711

Earnings per share attributable to common stockholders (1):
Basic	$0.29	$0.05	$0.24	$0.02		$0.26
Diluted	$0.28	$0.05	$0.24	$0.02		$0.26
Weighted average number of shares outstanding:
Basic	186,863	186,863	186,863			186,863
Diluted	188,175	188,175	188,175			188,175
(1) The sum of earnings per share amounts may not equal totals due to rounding.

Pitney Bowes Inc.
Consolidated Statement of Income
For the Year Ended December 31, 2017
(In thousands, except share and per share amounts)

	Historical	Discontinued Operations	Continuing Operations	Pro Forma Adjustments		Pro Forma
Revenue:
Equipment sales	$679,803	$203,112	$476,691	$—		$476,691
Supplies	252,824	21,412	231,412	—		231,412
Software	352,595	20,752	331,843	—		331,843
Rentals	386,348	2,225	384,123	—		384,123
Financing	331,416	431	330,985	—		330,985
Support services	478,536	178,744	299,792	—		299,792
Business services	1,068,426	—	1,068,426	—		1,068,426
Total revenue	3,549,948	426,676	3,123,272	—		3,123,272
Costs and expenses:
Cost of equipment sales	340,745	139,629	201,116	—		201,116
Cost of supplies	82,992	16,690	66,302	—		66,302
Cost of software	101,969	6,936	95,033	—		95,033
Cost of rentals	84,270	1,567	82,703	—		82,703
Financing interest expense	50,665	—	50,665	—		50,665
Cost of support services	288,976	125,087	163,889	—		163,889
Cost of business services	773,052	—	773,052	—		773,052
Selling, general and administrative	1,237,739	61,421	1,176,318	—		1,176,318
Research and development	129,767	11,064	118,703	—		118,703
Restructuring charges and asset impairments, net	59,431	3,208	56,223	—		56,223
Interest expense, net	113,497	—	113,497	(19,026)	(e)	94,471
Other expense, net	3,856	—	3,856	—		3,856
Total costs and expenses	3,266,959	365,602	2,901,357	(19,026)		2,882,331
Income from continuing operations before income taxes	282,989	61,074	221,915	19,026		240,941
Provision for income taxes	21,649	21,096	553	7,344	(f)	7,897
Net income from continuing operations	$261,340	$39,978	$221,362	$11,682		$233,044

Earnings per share attributable to common stockholders (1):
Basic	$1.40	$0.21	$1.19	$0.06		$1.25
Diluted	$1.39	$0.21	$1.18	$0.06		$1.24
Weighted average number of shares outstanding:
Basic	186,332	186,332	186,332			186,332
Diluted	187,435	187,435	187,435			187,435
(1) The sum of earnings per share amounts may not equal totals due to rounding.

Notes to Unaudited Pro Forma Consolidated Financial Information

(a)	The pro forma impact on cash and cash equivalents is as follows:

Net cash proceeds from the Disposition	$339.4
Assumed redemption of the Notes	(310.9)
Estimated tax payment	(59.1)
Estimated transaction and closing costs	(11.0)
Net impact on cash and cash equivalents	$(41.6)

(b)	Represents the elimination of accrued interest at March 31, 2018 on the Notes.

(c)
Represents the elimination of the carrying value of the Notes at March 31, 2018. The carrying value at March 31, 2018 is comprised of the face amount of $300 million less $0.3 million of unamortized discount.

(d)
Represents the elimination of the historical assets and liabilities of DMT from the Registrant’s consolidated balance sheet at March 31, 2018 and the impact of the pro forma adjustments discussed in (a), (b), (e) and (f).

(e)	Represents the reduction in interest expense due to the Registrant’s announced intention to redeem the Notes.

(f)	Represents the blended federal and state statutory rate of 22.5% for the three months ended March 31, 2018 and 38.6% for the year ended December 31, 2017.
Other
In connection with the Disposition, the Registrant and the Purchaser entered into a Transition Services Agreement (TSA) whereby the Registrant will perform certain support functions for a period of three to nine months. Income and expenses related to the TSA have not been included as a pro forma adjustment as the TSA is short-term in nature and will not have a continuing impact on the future results of the Registrant.

Pitney Bowes Inc.
Consolidated Statement of Income
For the Year Ended December 31, 2016
(In thousands, except share and per share amounts)

	Historical	Discontinued Operations	Continuing Operations
Revenue:
Equipment sales	$675,451	$195,420	$480,031
Supplies	262,682	20,732	241,950
Software	348,661	23,084	325,577
Rentals	412,738	2,497	410,241
Financing	366,547	123	366,424
Support services	512,820	183,396	329,424
Business services	827,676	—	827,676
Total revenue	3,406,575	425,252	2,981,323
Costs and expenses:
Cost of equipment sales	331,942	128,722	203,220
Cost of supplies	81,420	15,911	65,509
Cost of software	105,841	9,690	96,151
Cost of rentals	76,040	1,583	74,457
Financing interest expense	55,241	—	55,241
Cost of support services	295,685	129,438	166,247
Cost of business services	568,509	—	568,509
Selling, general and administrative	1,200,327	54,951	1,145,376
Research and development	121,306	13,928	107,378
Restructuring charges and asset impairments, net	63,296	3,001	60,295
Goodwill impairment	171,092	22,911	148,181
Interest expense, net	88,970	—	88,970
Other expense, net	536	536	—
Total costs and expenses	3,160,205	380,671	2,779,534
Income from continuing operations before income taxes	246,370	44,581	201,789
Provision for income taxes	131,819	24,844	106,975
Net income from continuing operations	114,551	19,737	94,814
Less: Preferred stock dividends of subsidiaries attributable to noncontrolling interests	19,045	—	19,045
Net income from continuing operations - Pitney Bowes Inc.	$95,506	$19,737	$75,769

Earnings per share attributable to common stockholders (1):
Basic	$0.51	$0.11	$0.40
Diluted	$0.51	$0.10	$0.40
Weighted average number of shares outstanding:
Basic	187,945	187,945	187,945
Diluted	188,975	188,975	188,975
(1) The sum of earnings per share amounts may not equal totals due to rounding.

Pitney Bowes Inc.
Consolidated Statement of Income
For the Year Ended December 31, 2015
(In thousands, except share and per share amounts)

	Historical	Discontinued Operations	Continuing Operations
Revenue:
Equipment sales	$695,159	$187,045	$508,114
Supplies	288,103	25,002	263,101
Software	386,506	25,779	360,727
Rentals	441,663	3,474	438,189
Financing	410,035	—	410,035
Support services	554,764	201,526	353,238
Business services	801,830	—	801,830
Total revenue	3,578,060	442,826	3,135,234
Costs and expenses:
Cost of equipment sales	331,069	123,223	207,846
Cost of supplies	88,802	18,147	70,655
Cost of software	113,580	10,440	103,140
Cost of rentals	84,188	1,701	82,487
Financing interest expense	71,791	—	71,791
Cost of support services	322,960	144,314	178,646
Cost of business services	546,201	—	546,201
Selling, general and administrative	1,279,961	64,051	1,215,910
Research and development	110,156	17,761	92,395
Restructuring charges and asset impairments, net	25,782	(130)	25,912
Interest expense, net	87,583	—	87,583
Other income, net	(94,838)	—	(94,838)
Total costs and expenses	2,967,235	379,507	2,587,728
Income from continuing operations before income taxes	610,825	63,319	547,506
Provision for income taxes	189,778	24,270	165,508
Net income from continuing operations	421,047	39,049	381,998
Less: Preferred stock dividends of subsidiaries attributable to noncontrolling interests	18,375	—	18,375
Net income from continuing operations - Pitney Bowes Inc.	$402,672	$39,049	$363,623

Earnings per share attributable to common stockholders (1):
Basic	$2.01	$0.20	$1.82
Diluted	$2.00	$0.19	$1.81
Weighted average number of shares outstanding:
Basic	199,835	199,835	199,835
Diluted	200,945	200,945	200,945
(1) The sum of earnings per share amounts may not equal totals due to rounding.